Bionano Reports First Quarter 2025 Results and Highlights Recent Business Progress
Conference call today, May 14, 2025, at 4:30 PM ET
SAN DIEGO, May 14, 2025 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the first quarter ended March 31, 2025.
“The first quarter of 2025 represents the first full quarter of execution after shifting strategy towards a focus on our base of routine users of optical genome mapping (OGM) and VIA™ software as the primary drivers of our revenue and gross profit. We are pleased to see consistent utilization of our OGM systems and software combined with a year-over-year growth in consumables purchased by our customers we consider to be routine users of OGM. After significant reductions in costs and cash burn, together with our gross margin improvements, we have been able to extend cash runway, while at the same time, the global community of OGM users continues to publish groundbreaking research that demonstrates the value of OGM and VIA software in cytogenomics. We believe the operational efficiency and market development success set us up for continued progress going forward,” commented Erik Holmlin, PhD, president and CEO of Bionano.
Recent Highlights:
•Sold 6,994 nanochannel array flowcells in the first quarter, which was a decrease of 15% over the 8,249 flowcells sold in the first quarter of 2024. After adjusting sales to remove the number of flowcells sold to 21 new customers in Q1 2024 and 5 new customers in Q1 2025, the flowcells sold to the remaining customers increased 1% in Q1 2025 versus Q1 2024.
•82% of all flowcells sold in Q1 2025 were sold to customers we believe are routine users of OGM.
•Installed 9 new OGM systems to reach an installed base 379 at quarter-end, representing a 9% increase over the 347 installed systems reported at the end of Q1 2024 and a net increase of 8 systems over the 371 installed on December 31, 2024.
•The International Consortium for Optical Genome Mapping published expert recommendations for the integration of OGM as a standard-of-care cytogenetic assay for diagnostic workflows in blood cancers.
•Announced a peer-reviewed publication in Genome Research demonstrating that OGM can be an accurate, cost-effective method for detecting and sizing large repeat expansions, which are a class of structural variation linked to as many as 40 genetic disorders.
•Announced a study published in the Journal of Molecular Diagnostics describing a method for analysis of multiple myeloma by OGM that can overcome the hurdle of limited sample quantity and can cut in half the effective CD138-positive cell requirement for analysis by OGM.
•Announced a publication reporting first use of OGM to detect chromoanagenesis, a key marker of poor prognosis in AML.
•Announced a publication from the University of Texas MD Anderson Cancer Center describing the largest single-institution study to evaluate the clinical utility of optical genome mapping across multiple hematologic malignancies.
•Completed a $10 million Registered Direct Offering in January 2025, and Bionano raised net proceeds of $3.2 million through ATM sales during the first quarter of 2025.

Q1 2025 Financial Results
•Total revenue for the first quarter of 2025 was $6.5 million, a decrease of 26% compared to $8.8 million in the first quarter of 2024. Revenue in the first quarter of 2024 included $1.4 million in discontinued clinical services and $1.6 million in instrument sales, whereas such clinical services contributed no revenue and instrument sales were $0.7 million in the first quarter of 2025.
•GAAP gross margin for the first quarter of 2025 was 46%, compared to 32% for the first quarter of 2024. Non-GAAP gross margin1 for the first quarter of 2025 was 46%, compared to 34% for the first quarter of 2024.
•First quarter 2025 GAAP operating expense was $11.4 million, a decrease of 66% compared to $33.9 million in the first quarter of 2024. The year-over-year decrease was primarily due to a decrease in headcount and restructuring of our product development portfolio, clinical trials program and clinical services offerings.
•First quarter 2025 non-GAAP operating expense1 was $8.5 million, a decrease of 65% compared to $24.4 million in the first quarter of 2024, also primarily due to a decrease in headcount year-over-year.
•Cash, cash equivalents, available-for-sale securities, and restricted short-term investments as of March 31, 2025 were $29.2 million.
2025 Outlook
We anticipate the following results for Q2 2025 and the full year:
•Updated full year 2025 revenue in the range of $26.0 to $30.0 million and Q2 2025 revenue in the range of $6.3 to $6.8 million.
•Reiterating installation of 15 to 20 new OGM systems in full year 2025.
•Cash runway into the first quarter of 2026 enabled by cost savings and capital efficiency together with debt restructuring and equity capital raised at year-end and early January.

Webcast Details

Date:	Wednesday, May 14, 2025
Time:	4:30 p.m. Eastern Time
Participant Registration:	https://register-conf.media-server.com/register/BI8a86abcd07574aa2b51e06c205d1132e
Webcast:	https://edge.media-server.com/mmc/p/vncjmqc9/

Participants should register at the link above in advance of the call, and then click the webcast link before the call begins. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

1For a description of this non-GAAP financial measure, please refer to “Non-GAAP Financial Measures”, and for a reconciliation of non-GAAP gross margin to gross margin reported in accordance with GAAP and non-GAAP operating expenses to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services. For more information, visit www.bionano.com and www.bionanolaboratories.com .
Unless specifically noted otherwise, Bionano’s products are for research use only and not for use in diagnostic procedures.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP gross margin and non-GAAP operating expense in this press release and the accompanying conference call, each of which is a non-GAAP financial measure. Non-GAAP gross margin excludes from gross margin reported in accordance with GAAP: stock-based compensation and restructuring expenses. Non-GAAP operating expense excludes from operating expense reported in accordance with GAAP: stock-based compensation, amortization of intangibles and transaction-related expenses.
Bionano believes that each of these non-GAAP metrics is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing the company’s performance and identifying trends in its business. Bionano uses these non-GAAP metrics internally to facilitate period-to-period comparisons and analysis of its performance in order to understand, manage and evaluate its business and to make operating decisions and for forecasting and budgeting. Accordingly, Bionano believes presentation of these non-GAAP measure allows for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by Bionano in this press release and the accompanying reconciliation table has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP gross margin to gross margin reported in accordance with GAAP and non-GAAP operating expense to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this press release.

Forward-Looking Statements of Bionano Genomics
This press release and the accompanying conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate”, “believe,” “could”, “estimate,” “expect,” “intend,” “may,” “plan,” “potential”, “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding product uptake, revenue, flowcell usage by customers we consider to be routine users of OGM, market development and OGM adoption, including as evidenced through publications highlighting the utility and applications of OGM; our commercial prospects and future financial and operating results, including our full year 2025 and Q2 2025 revenue guidance, cash runway, expected impact from our cost savings initiatives and additional plans to reduce our annualized cost structure and the timing for such savings; the growth of our installed base of OGM systems; our expectation that our products and innovations will be drivers of future growth, the sales of our flowcell consumables and the other expectations related thereto; our ability to meet our stated goals, including to drive value and penetrate into our target markets; our commercial expectations, including the potential market opportunity for structural variation analysis and OGM; our commercial opportunities related to our OGM systems and our analysis software; continued research, presentations and publications involving OGM, its utility compared to traditional cytogenetics and our technologies; and our ability to drive adoption of OGM and our technology solutions. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance.
Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern,” which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the impact of adverse geopolitical and macroeconomic events, such as the ongoing conflicts between Ukraine and Russia and Israel and Gaza and uncertain market conditions, including inflation, tariffs, and supply chain disruptions, on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; the risk that we are not able to complete a strategic transaction that would increase stakeholder value; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,625,000	$9,173,000
Investments	14,606,000	302,000
Accounts receivable, net	3,354,000	4,752,000
Inventory	9,562,000	11,121,000
Prepaid expenses and other current assets	2,782,000	3,141,000
Restricted investments	11,000,000	11,000,000
Total current assets	44,929,000	39,489,000
Restricted cash	—	400,000
Property and equipment, net	18,339,000	19,219,000
Operating lease right-of-use asset	1,108,000	1,804,000
Financing lease right-of-use asset	3,249,000	3,299,000
Intangible assets, net	8,365,000	9,705,000
Other long-term assets	2,424,000	2,754,000
Total assets	$78,414,000	$76,670,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,562,000	$6,962,000
Accrued expenses	3,937,000	5,641,000
Contract liabilities	1,020,000	1,128,000
Operating lease liability	1,592,000	2,991,000
Finance lease liability	257,000	260,000
Convertible debentures and High Trail Notes payable (at fair value)	13,040,000	20,362,000
Total current liabilities	26,408,000	37,344,000
Operating lease liability, net of current portion	—	145,000
Finance lease liability, net of current portion	3,526,000	3,539,000
Long-term contract liabilities	292,000	267,000
Total liabilities	30,226,000	41,295,000
Stockholders’ equity:
Common stock	—	—
Preferred Stock	—	—
Additional paid-in capital	744,501,000	728,573,000
Accumulated deficit	(696,327,000)	(693,225,000)
Accumulated other comprehensive income (loss)	14,000	27,000
Total stockholders’ equity	48,188,000	35,375,000
Total liabilities and stockholders’ equity	$78,414,000	$76,670,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2025	2024
Revenue:
Product revenue	$6,004,000	$6,828,000
Service and other revenue	453,000	1,941,000
Total revenue	6,457,000	8,769,000
Cost of revenue:
Cost of product revenue	3,053,000	4,904,000
Cost of service and other revenue	466,000	1,041,000
Total cost of revenue	3,519,000	5,945,000
Operating expenses:
Research and development	2,370,000	9,779,000
Selling, general and administrative	9,033,000	19,088,000
Intangible assets and other long-lived assets impairment	—	448,000
Restructuring costs	—	4,632,000
Total operating expenses	11,403,000	33,947,000
Loss from operations	(8,465,000)	(31,123,000)
Other income (expenses):
Interest income	290,000	1,044,000
Other income (expense)	5,080,000	(1,361,000)
Total other income (expense)	5,370,000	(317,000)
Loss before income taxes	(3,095,000)	(31,440,000)
Provision for income taxes	(7,000)	18,000
Net loss	$(3,102,000)	$(31,422,000)

Bionano Genomics, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
	Three Months Ended March 31,
	2025	2024
GAAP gross margin:
GAAP revenue	$6,457,000	$8,769,000
GAAP cost of revenue	3,519,000	5,945,000
GAAP gross profit	2,938,000	2,824,000
GAAP gross margin %	46%	32%

Adjusted non-GAAP gross margin:
GAAP revenue	$6,457,000	$8,769,000
GAAP cost of revenue	3,519,000	5,945,000
Stock-based compensation expense	(37,000)	(128,000)
COGS restructuring	—	(11,000)
Adjusted non-GAAP cost of revenue	3,482,000	5,806,000
Adjusted non-GAAP gross profit	2,975,000	2,963,000
Adjusted non-GAAP gross margin %	46%	34%

GAAP operating expense
GAAP selling, general and administrative expense	$9,033,000	$19,088,000
Stock-based compensation expense	(1,300,000)	(1,716,000)
Intangible asset amortization	(1,340,000)	(1,792,000)
Change in fair value of contingent consideration	—	640,000
Transaction related expenses	(63,000)	(91,000)
Loss on disposals	—	(374,000)
Adjusted non-GAAP selling, general and administrative expense	6,330,000	15,755,000
GAAP research and development expense	$2,370,000	$9,779,000
Stock-based compensation expense	(250,000)	(1,171,000)
Adjusted non-GAAP research and development expense	2,120,000	8,608,000
GAAP intangible assets and other long-lived assets impairment	$—	$448,000
Intangible assets, and other long-lived assets impairment	—	(448,000)
Adjusted non-GAAP intangible assets and other long-lived assets impairment	—	—
GAAP restructuring costs	$—	$4,632,000
Restructuring costs	—	(4,632,000)
Adjusted non-GAAP restructuring costs	—	—
Total adjusted non-GAAP operating expense	$8,450,000	$24,363,000